Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV RELEASES Q2 2022 FINANCIAL RESULTS

NEW YORK – AUGUST 4, 2022 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the second quarter ended June 30, 2022.

FuboTV’s North American (U.S. and Canada) streaming business delivered double-digit year-over-year growth in total revenue (up 65% to $216.1 million), ad revenue (up 32% to $21.7 million) and paid subscribers (up 41% to 946,735) during the second quarter.

The company’s streaming business in the Rest of World (France, Spain) closed the quarter ahead of expectations with approximately 347,000 total paid subscribers and $5.8 million in total revenue.

FuboTV also closed the quarter with a healthy liquidity position of $378.8 million in cash and short-term investments. Additionally, the company achieved an improvement in Adjusted Contribution Margin, Operating Cash Flow and Adjusted EBITDA (AEBITDA) compared to the first quarter of 2022.

Complete second quarter 2022 results are detailed in FuboTV’s shareholder letter available on the company’s IR site.

“In the second quarter, FuboTV achieved strong growth in subscribers and revenue, with North American subscriber growth of 41% year-over-year and total revenue growth of 65% year-over-year. In addition, ad revenue grew 32% year-over-year,” said David Gandler, co-founder and CEO, FuboTV. “Importantly, we ended the quarter with $378.8 million in cash and achieved a sequential improvement in Operating Cash Flow and AEBITDA compared to the prior quarter. We are pleased to see improvements in our AEBITDA margins as we anticipate a return to growth in the back half of the year, and we remain confident in our path to our positive cash flow and AEBITDA targets in 2025.”

“We remain steadfast in the aggregated streaming model and FuboTV’s mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity,” said Edgar Bronfman Jr., executive chairman, FuboTV. “We continue to make strides toward our goal of achieving positive cash flow and AEBITDA in 2025 and look forward to outlining our strategic plan, key initiatives and long-term financial targets at our first Investor Day on August 16, 2022.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of FuboTV’s investor relations website. An archived replay will be available on FuboTV’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About FuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. FuboTV Inc. operates in the U.S., Canada, France and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, FuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s sports-first cable TV replacement product, FuboTV, offers U.S. subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with FuboTV’s live streaming experience through Fubo Sportsbook (in markets where available), free games and pick’ems, which are integrated into select sports content.

Key Metrics

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted Contribution Margin

We believe Adjusted Contribution Margin (ACM) is a relevant metric to gauge our per-subscriber profitability. ACM is a non-GAAP measure that measures costs against subscriber revenue. ACM is calculated by subtracting ACPU from ARPU.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“FuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our financial condition, anticipated financial performance, market opportunity, business strategy and plans, and the continued shift in consumer behavior. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to FuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks relating to diverting management’s attention from FuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the strategic review of our wagering business, including our ability to identify a strategic partner; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on May 10, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent FuboTV’s views as of the date of this press release. FuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FuboTV’s views as of any date subsequent to the date of this press release.

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Contacts

Investor Contacts:

Alison Sternberg, FuboTV

asternberg@fubo.tv

JCIR for FuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, FuboTV

jpress@fubo.tv

Bianca Illion, FuboTV

billion@fubo.tv